Exhibit 10.2

AGREEMENT FOR VICE CHAIRMAN OF BOARD OF DIRECTORS

This Agreement for Vice Chairman of the Board of Directors ( the “Agreement”) is entered into effective as of August 27, 2008 (“Effective Date”) by and between Stephen L. Norris, an individual (“Director”), and Stratos Renewables Corporation, a Nevada corporation (the “Company”).

1. Term. This Agreement shall continue for a period of two (2) years from the Effective Date (the “Board of Directors”), provided that Director’s engagement is not earlier terminated under Section 4 of this Agreement (the “Engagement Term”).

2. Nature of Duties.

(a) Position. The Company engages Director to serve as Vice Chairman of the Board of Directors, and Director hereby accepts that engagement upon the terms and subject to the conditions of this Agreement. Director shall perform such duties as are set forth in the Bylaws of the Company and as are customary to such position, including those services described on Exhibit A, as well as such other duties as the Company and Director may mutually agree from time to time (the “Services”). Director shall report to the Board of Directors of the Company (the “Board of Directors”). Director shall comply with the statutes, rules, regulations and orders of any governmental authority, which are applicable to the performance of the Services, as well as the Company's rules, regulations, written policies, and procedures and approval practices as they may from time-to-time be adopted or modified and shall be subject to the Company’s applicable policies, procedures and approval practices, as are generally in effect from time-to-time.

(b) Other Activities/No Conflict. Director agrees to use his best efforts to provide the Services and to devote the time necessary to faithfully perform his duties. So long as any outside activities do not create a conflict, interfere or violate Director’s obligations under this Agreement or Director’s fiduciary obligations to the shareholders, Director may be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity. Director agrees to notify the Board of Directors before engaging in any activity that creates ( or appears to create) a potential conflict of interest with the Company. Director shall not engage in any activity that is in direct competition with the Company, or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly with the Company, as reasonably determined by a majority of the Company’s disinterested board members, without the approval of the majority of the Company’s disinterested board members. Director represents that, to the best of his knowledge, Director has no outstanding agreement or obligation that is in conflict with any of the provisions of the Agreement, and Director agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict, without the approval of the majority of the disinterested members of the Board of Directors. If, at any time, Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Director will promptly notify the Chairman of the Board of Directors and President of such obligation, prior to making such disclosure or taking such action.

3. Compensation and Benefits.

(a) Director’s Fee and Bonus. In consideration for the Director’s obligations under this Agreement, Company shall pay Director a fee at the rate of $180,000 per year, which shall be paid pro-rata on a monthly basis by wire transfer on the first business day of each month of the term of this Agreement. Director is eligible for bonuses which may be awarded by Company, with the approval of the Compensation Committee of the Board of Directors, in its sole discretion.

(b) Expenses. Director shall be entitled to reimbursement for all reasonable and customary business expenses that Director incurs in connection with Director’s engagement, but Director must incur and account for those expenses in accordance with the written policies and procedures as established by the Company. The Company shall make reimbursement(s) within a reasonable time (not to exceed two weeks) following Director’s submission of expense statements, vouchers, invoices, receipts and such other supporting information as the Company may reasonably require from Director.

(c) Indemnification. Company will indemnify and defend and hold harmless Director against any liability, costs, or expenses (including legal fees and costs of independent legal counsel) incurred in the performance of the Services to the fullest extent authorized in Company’s Certificate of Incorporation, as amended, bylaws, as amended, and applicable law, except to the extent arising out of or based upon the gross negligence or willful misconduct of Director. Company has purchased Director’s and Officer’s liability insurance (D&O Policy), and Director shall be entitled to the protection of any insurance policies, fees and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates.

(d) Records. Director shall have reasonable access to the books and records of the Company (including reasonable access to the Company’s independent auditors) , as necessary to enable Director to fulfill his obligations as Vice Chairman of the Board of Directors of the Company and comply with the requirements of governmental bodies having or asserting jurisdiction over the Company and its business.

4. Termination. In the event that Director resigns from the Board of Directors during the term of this Agreement, dies, becomes permanently disabled or is removed as a director for Cause (as defined below), this Agreement will terminate, and except as provided herein, the Company shall pay to Director all compensation and benefits to which Director is entitled up through the date of termination, and thereafter, all of the Company's obligations under this Agreement shall cease, except as provided in Sections 3(b), 3(c) and 5. “Cause” shall include, but not be limited to Director’s: (a) gross negligence and/or willful misconduct with respect to Company and its successors; (b) commission of a felony; (c) acts or omission which constitute theft, fraud or dishonesty; (d) having been repeatedly or habitually intoxicated or under the influence of drugs while on the premises of the Company or while performing any of his duties or obligations; or (e) failure reasonably to provide the Services.

5. Termination Obligations.

(a) Director agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Director incident to his Services belong to Company and shall be promptly returned at the request of Company.

(b) Upon termination of this Agreement, Director shall be deemed to have resigned from all offices then held with Company by virtue of his position as Vice Chairman, except that Director shall continue to serve as a director if elected as a director by the shareholders of Company as provided in Company's Certificate of Incorporation, as amended, Company's bylaws, as amended, and applicable law. Director agrees that following any termination of this Agreement, he shall cooperate with Company in the winding up or transferring to other directors of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company's expense) in the defense of any action brought by any third party against Company that relates to the Services.

(c) The Company and Director agree that their obligations under this Section, as well as Sections 3(b), 3(c), 5 and 7(b) shall survive the termination of this Agreement.

6. Nondisclosure Obligations. Director shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Director as a result of performing the Services. "Proprietary Information" means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Director's general knowledge prior to his relationship with Company; or (iii) the information is disclosed to Director without restriction by a third party who rightfully possesses the information and did not learn of it from Company.

7. General Provisions.

(a) Notices. Any notices or other communications required or permitted to be given under this Agreement must be in writing and addressed to Company or Director at the addresses below, or at such other address as either Party may from time to time designate in writing. Any notice or communication that is addressed as provided in this Section will be deemed given (a) upon delivery, if delivered personally or via certified mail, postage prepaid, return receipt requested; or (b) on the first business day of the receiving Party after the transmission if by facsimile or after the timely delivery to the courier, if delivered by overnight courier. Other methods of delivery will be acceptable only upon proof of receipt by the Party to whom notice is delivered.

To Company:
Stratos Renewables Corporation
9440 Santa Monica Blvd., Suite 401
Beverly Hills, CA 90210
Fax No.: 310-919-3044
Attention: Secretary

To Director:
Stephen L. Norris
1701 South Flagler Drive,
West Palm Beach, Florida 33401

(b) Dispute Resolution.

(i) Arbitration. The Parties agree that any dispute, claim or controversy concerning the Director’s engagement or the termination of that engagement hereunder or any dispute, claim or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Los Angeles, California. The parties may use the AAA or any other alternate dispute resolution entity agreed upon for this purpose. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. To the extent permitted by law, the parties will share equally in the costs of arbitration. Each party shall bear its or his own attorneys’ fees and costs incurred in connection with the arbitration, except that the prevailing party shall be entitled to recover all costs and expenses incurred, including reasonable attorney’s fees, related costs, and any advanced arbitration expenses.

(ii) Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Director (and his attorneys, successors, and assigns) and Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to the Services or the termination of those Services shall be brought in either the United States District Court for the Central District of California or in a California state court in the County of Los Angeles and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the jurisdiction and venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(iii) Attorneys’ Fees. Except to the extent otherwise provided in Section 8, if any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

(c) Entire Agreement; Modification and Waiver. This Agreement supersedes any and all other agreements, wither oral or in writing, between the Parties with respect to the subject of this Agreement and contains all covenants and agreements between the Parties relating to such engagement in any manner whatsoever.  Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any Party, or anyone acting on behalf of any Party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the Party to be charged. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the Party making the waiver.

(d) Assignment. This Agreement may not be assigned in whole or in part by Director without the prior written consent of Company. Company may assign its rights under this Agreement without the consent of Director in the event Company shall hereafter effect a reorganization, consolidation, merger or sale of the Company, or transfer all or substantially all of Company’s properties or assets. Subject to the foregoing limitation, this Agreement will be binding on, and will inure to the benefit of, the Parties and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

(e) Severability. All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(f) Taxes. Company shall withhold taxes from payments makes pursuant to this Agreement as it determines to be required by applicable law.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(h) Headings and Captions. Headings and captions are included for purposes of convenience only and are not a part of the Agreement.

(i) Representation by Counsel; Interpretation. Company and Director acknowledge that each Party to this Agreement has had the opportunity to be represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Director further acknowledges Director has read and understands the Agreement, that Director is fully aware of its legal effect, and that Director has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement. Accordingly, any rule of law or decision which would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. In addition, the term “including” and its variations are always used in the non-restrictive sense (as if followed by a phrase such as “but not limited to”). The provisions of this Agreement will be interpreted in a reasonable manner to affect the intent of the Parties.

(j) Binding Agreement. Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Director. This Agreement will be binding upon and benefit the parties and their heirs, administrators, executors, successors and permitted assigns. To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Director's duties or compensation as Vice Chairman will not affect the validity or scope of the remainder of this Agreement.

(k) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. This Agreement may be executed and delivered by facsimile and/or PDF signature which will be valid and binding.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.
COMPANY:

STRATOS RENEWABLES CORPORATION

By:	/s/ Valerie A. Broadbent
Name: Valerie A. Broadbent
Title: Corporate Secretary

DIRECTOR:

/s/ Stephen L.Norris
Stephen L.Norris, an individual residing in Florida

EXHIBIT A

DESCRIPTION OF SERVICES

Responsibilities as Director. Director shall have all responsibilities of a Director of the Company imposed by Nevada or applicable law, the Certificate of Incorporation, as amended, and Bylaws, as amended, of Company. These responsibilities shall include, but shall not be limited to, the following:

1. Attendance. Attend scheduled meetings of Company's Board of Directors;

2. Act as a Fiduciary. Represent the shareholders and the interests of Company as a fiduciary; and

3. Participation. Participate as a full voting member of Company's Board of Directors in setting overall objectives, approving plans and programs of operation, formulating general policies, offering advice and counsel, serving on Board Committees, and reviewing management performance.